EXHIBIT 11



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS
(In Thousands, Except Per Share Data)

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
________________________________________________________________________________
_________________________
                                                                Six Months to
Three Months to
                                                                   June 30
June 30
                                                           _____________________
_____________________
                                                              1997       1996
1997        1996
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_________________________
EARNINGS PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated
  Statement of Income

  Net income . . . . . . . . . . . . . . . . . . . . .     $210,476     $215,417
$ 38,985     $ 34,617
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       94,996       94,105
95,045       94,183
                                                           ________     ________
________     ________

    Earnings per share of common stock . . . . . . . .     $   2.22     $   2.29
$    .41     $    .37
                                                           ========     ========
========     ========


PRIMARY EARNINGS PER SHARE (Note 1)

  Net income . . . . . . . . . . . . . . . . . . . . .     $210,476     $215,417
$  38,985    $  34,617
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       94,996       94,105
95,045       94,183
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .          888          384
772          525
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       95,884       94,489
95,817       94,708
                                                           ________     ________
________     ________

    Primary earnings per share . . . . . . . . . . .       $   2.20     $   2.28
$    .41     $    .37
                                                           ========     ========
========     ========


FULLY DILUTED EARNINGS PER SHARE

  Net income         . . . . . . . . . . . . . . . . .     $210,476     $215,417
$  38,985    $  34,617
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect. . . . . . . . . . .        6,055        5,894
3,041        2,970
                                                           ________     ________
________     ________
  Net income, as adjusted  . . . . . . . . . . . . . .     $216,531     $221,311
$  42,026    $  37,587
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       94,996       94,105
95,045       94,183
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .          975          626
945        1,010
  Shares issuable from assumed conversion
    of 7 1/4% Convertible Subordinated
    Debentures . . . . . . . . . . . . . . . . . . . .        4,559        4,559
4,559        4,559
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .      100,530       99,290
100,549       99,752
                                                           ________     ________
________     ________

    Fully diluted earnings per share . . . . . . . . .     $   2.15(1)  $
2.23(1) $  .42(2)    $    .38(2)
                                                           ========     ========
========     ========

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
Notes:
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to either paragraph 30 or 40 of APB Opinion No. 15 because the assumed exercise of stock options and/or the assumed conversion of the 7 1/4% Convertible Subordinated Debentures produce an antidilutive result.
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